UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2015

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                               Entry into a Material Definitive Agreement.

On March 3, 2015, Uranium Resources, Inc. (the “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (“Roth”), pursuant to which the Company engaged Roth to act as sole placement agent in a registered direct offering to various institutional investors (the “Offering”). Pursuant to the terms of the Placement Agency Agreement, Roth has no obligation to buy any of the Company’s securities or to arrange for the purchase or sale of any specific number or dollar amount of securities. The Company agreed to pay Roth an aggregate fee of 8% of the gross proceeds from the Offering.

On March 3, 2015, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell 4,000,000 shares of the Company’s common stock (the “Shares”) and warrants to purchase up to 2,200,000 shares of the Company’s common stock (the “Warrants,” and together with the Shares, the “Securities”) to the Purchasers in a registered direct offering. The Securities were sold in units at a price of $1.50 per unit, with each unit consisting of one Share and a Warrant to purchase 0.55 shares of the Company’s common stock at an exercise price of $2.00 per whole share. The Warrants will be exercisable for a period of five years beginning on the six-month anniversary of original issuance and ending on the date that is five years after the date of first exercisability.

The closing of the Offering occurred on March 6, 2015. Net proceeds to the Company from the Offering were approximately $5.4 million after deducting placement agency fees and transaction expenses. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include technical studies, restoration commitments, capital expenditures and working capital.

The Offering was registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-196880) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated March 3, 2015. The legal opinion and consent of Hogan Lovells US LLP addressing the validity of the Securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated into the Registration Statement.

The foregoing descriptions of the terms and conditions of the Placement Agency Agreement, SPA and Warrants are not complete and are qualified in their entirety by the full text of the Placement Agency Agreement, form of SPA and form of Warrant, which are filed herewith as Exhibits 10.1, 10.2 and 4.1, respectively, and incorporated into this Item 1.01 by reference.

The Placement Agency Agreement and the SPA contain customary representations and warranties, covenants, conditions to closing and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of those agreements and in the context of the specific relationship between the parties. The provisions of the Placement Agency Agreement and the SPA, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements.

Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 7.01          Regulation FD Disclosure.

On March 6, 2015, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01                               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
4.1	Form of Warrant.

5.1	Opinion of Hogan Lovells US LLP.

10.1	Placement Agency Agreement, dated March 3, 2015, between Uranium Resources, Inc. and Roth Capital Partners, LLC.

10.2	Form of Securities Purchase Agreement, dated March 3, 2015, among Uranium Resources, Inc. and the purchasers party thereto.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

99.1	Press Release dated March 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 6, 2015

URANIUM RESOURCES, INC.

By:	/s/ Jeffrey L. Vigil
Name:	Jeffrey L. Vigil
Title:	Vice President—Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Form of Warrant.

5.1	Opinion of Hogan Lovells US LLP.

10.1	Placement Agency Agreement, dated March 3, 2015, between Uranium Resources, Inc. and Roth Capital Partners, LLC.

10.2	Form of Securities Purchase Agreement, dated March 3, 2015, among Uranium Resources, Inc. and the purchasers party thereto.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

99.1	Press Release dated March 6, 2015.